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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

                          ---------------------------

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported) December 19, 2002

                          ---------------------------

                           GATX Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                       1-8319                94-1661392
(State or other jurisdiction of  (Commission file number)    (I.R.S. employer
        incorporation)                                    identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200

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ITEM 5. OTHER EVENTS

GATX FINANCIAL CORPORATION IS A WHOLLY OWNED SUBSIDIARY OF GATX CORPORATION.

ON DECEMBER 18, 2002, GATX CORPORATION ISSUED THE FOLLOWING PRESS RELEASE:

GATX RAIL ACQUIRES REMAINING INTEREST IN EUROPEAN RAIL CAR LESSOR KVG
KESSELWAGEN

         CHICAGO, December 18 - GATX Rail today announced that it has acquired the remaining interest in the companies comprising KVG Kesselwagen, a leading European railcar lessor. GATX Rail has held a minority interest in KVG since 1997 and this transaction will result in 100% ownership by GATX Rail. Terms of the transaction were not disclosed.

         GATX Rail and KVG have developed a strong working relationship over the past five years, and this acquisition will further expand GATX's presence in Europe where it currently has an interest in nearly 30,000 rail cars, including 9,500 tank and specialized rail cars at KVG. KVG will continue to expand its close working relationship with DEC, GATX's 100% owned rail car lessor headquartered in Warsaw. GATX Rail also owns a minority interest in AAE Cargo, a European freight car lessor.

         Mr. D. Ward Fuller, president of GATX Rail Europe, stated, "We have established a strong position in Europe and we are excited about the growth opportunities in this market. With the acquisition of KVG, we will have an expanded and more efficient platform from which to pursue these opportunities. Additionally, I am extremely pleased that Rainer Baumgarten and Gernot Schwayer, the founders of KVG, will be staying and continuing to lead this operation. Their insight, experience, and strong customer relationships will be critical to our success as we seek to grow this business."

         KVG, formed in 1991 by Mr. Baumgarten and Mr. Schwayer, has headquarters in Hamburg and Vienna. Mr. Baumgarten, managing director of KVG, stated, "Five years ago, we chose GATX Rail as a partner because they shared our vision of the European rail market. Through working together, we have also learned that we share a commitment to customer service, quality, and reliability that sets us apart from our competition."


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Page 2

GATX COMPANY DESCRIPTION

         GATX Rail is a division of GATX Financial Corporation, a wholly owned subsidiary of GATX Corporation (NYSE: GMT). GATX is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to serve customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

ABOUT KVG KESSELWAGEN

KVG Kesselwagen as referenced herein is comprised of KVG Kesselwagen Vermietgesellschaft mbH, headquartered in Hamburg, Germany, and KVG Kesselwagen Vermietgesellschaft m.b.h., headquartered in Vienna, Austria.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expects," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in our credit rating, either of which could have an effect on our borrowing costs or our ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; unanticipated costs or issues arising from the Federal Railroad Administration's Railworthiness Directive HM-04 or subsequent regulatory rulings that impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs that GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
ANALYSTS & INVESTORS:
Robert C. Lyons
Vice President, Investor Relations
GATX Corporation
312-621-6633

TO BE REMOVED FROM THE CONTACT LIST OR TO REQUEST ADDITIONAL COPIES OF THIS
RELEASE:
Irma Dominguez
312-621-8799
irma.dominguez@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         GATX FINANCIAL CORPORATION
                                        ----------------------------
                                               (Registrant)

                                                 /s/ Brian A. Kenney
                                        ----------------------------------------
                                                    Brian A. Kenney
                                               Senior Vice President and
                                                Chief Financial Officer
                                               (Duly Authorized Officer)



Date: December 19, 2002